Exhibit 10.21


                                                                   Rev. 10-28-99

                   AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

This Amendment to Executive Retention Agreement ("Amendment") is made as of the 1st day of November, 1999, by and between Deluxe Corporation (the "Company") and John A. Blanchard III ("Executive").

WHEREAS, the Company and Executive entered into an Executive Retention Agreement dated January 9, 1998 which was intended to assure the Company of Executive's continued dedication notwithstanding the possibility, threat or occurrence of a Change of Control or Other Business Combination (as defined in the Executive Retention Agreement, hereinafter referred to as the "Retention Agreement"), all as provided in and subject to the provisions of the Retention Agreement;

WHEREAS, since entering the Retention Agreement, the Company has considered other strategic alternatives which may involve a spin off, split up or other similar strategy ("Strategic Alternative") which are not covered by the Retention Agreement;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to reduce the inevitable distractions associated with, and to assure the Company of the continued dedication of the Executive notwithstanding, the possible implementation of one of the Strategic Alternatives and has, therefore, caused the Company to enter this Amendment;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

       1. The capitalized terms in this Amendment shall have the meanings ascribed to them in the Retention Agreement unless otherwise defined herein.

       2. Section I.G.2 is hereby deleted in its entirety and replaced by the following provision:

              "(a) a sale, spin off, split up or other similar divestiture by the Company of all or a substantial portion of its non-check printing assets, business units and/or Affiliates (excluding those assets, business units and Affiliates that have been offered for sale prior to January 9, 1998), whether or not the Company receives consideration in connection therewith (the "Non-Check Printing Businesses"), or the sale, spin off, split up or other similar divestiture by the Company of all or a substantial portion of its check printing assets, business units and/or Affiliates, whether or not the Company receives consideration in connection therewith (the "Non-Check Printing Businesses") or (b) the creation and public issuance of any class of Company securities that is intended to track the assets, business or performance of the Check

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              Printing Businesses or the Non-Check Printing Businesses, whether or not the Company receives consideration in connection with the issuance thereof or whether such publicly issued securities represent all or a portion of the Company's interest in the Check Printing Businesses or the Non-Check Printing Businesses."

       3.     Insert a new sentence at the end of Section IV.C.1., as follows:

              "For avoidance of doubt, the occurrence of an Other Business Combination described in clause (a) of Section I.G.2. shall constitute a diminution of Executive's position, authority, duties and responsibilities within the meaning of this Section, whether or not Executive is offered, accepts or continues employment by the Company, a purchaser or any entity resulting from or created by the Other Business Combination."

       4.     Insert the following at the end of Section III.B.2, as follows:

              "If the compensation plan under which Executive receives an Annual Incentive Payment permits the Executive to elect to receive other consideration (such as, for example, shares or units of the Company's common stock) in lieu of cash or to defer the receipt of any such payment (whether in cash or other form of consideration), and Executive makes the election to receive such consideration or to defer receipt of such payment, the Annual Incentive Payment herein shall be deemed to have been made at the time and to be equal to the amount of cash Executive would otherwise have received, had Executive not made such election. Any such amount shall also be included in the computation of the Recent Annual Incentive Payment."

       5.     Insert the following at the end of Section III. B.3:

              "In order to prevent dilution of the benefits or potential benefits to Executive associated with stock-based compensation awards made to Executive prior to the Effective Date, the Company shall make the adjustments to the number of shares subject to the said stock-based awards and, if applicable, the exercise price thereof (which may include the issuance of new or replacement awards and/or awards involving the securities of any entity that results from a split-up, spin off or similar corporate division), contemplated by Section 4 (c) of the Deluxe Corporation Stock Incentive Plan, or any similar provision contained in a plan under which such stock-based compensation awards were made, or in the absence of a plan, or a similar provision in the plan under which such stock-based compensation awards were made, as if such provision had been included in the relevant award agreement or plan under which such stock-based compensation awards were made to Executive."

       6.     Insert a new Section V.A.3.(e), as follows:

              "Unless Executive is provided the benefits described in clause (d) hereof, and if, and to the extent that, the number of shares and/or exercise price of stock based awards made to Executive have not previously been adjusted as provided in Section III. B.3.,


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              in order to prevent dilution of the benefits or potential benefits to Executive associated with stock-based compensation awards made to Executive, the Company shall make the adjustments to the number of shares subject to the said stock-based awards and, if applicable, the exercise price thereof (which may include the issuance of new or replacement awards and/or awards involving the securities of any entity that results from a split-up, spin off or similar corporate division), contemplated by Section 4 (c) of the Deluxe Corporation Stock Incentive Plan, or any similar provision contained in a plan under which such stock-based compensation awards were made, or in the absence of a plan, or a similar provision in the plan under which such stock-based compensation awards were made, as if such provision had been included in the relevant award agreement or plan under which such stock-based compensation awards were made to Executive. If Executive is compensated under the provisions of clause (d) hereof, in determining the economic equivalent value therein provided, the Company shall take into account the adjustments herein described."

       7. Delete the words "without adjustment in the case of death or Disability" appearing in the last sentence of Section V.A.1.(c).

       8. The last sentence of Section VIII.A. is hereby deleted in its entirety and replaced by the following provision:

              "For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made (determined by giving affect to the maximum loss of itemized deductions that could be suffered by the Executive by virtue of his receipt of the Gross-Up Payment) and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section VIII.A.), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes."

       9. This Amendment shall be retroactive, taking effect as of the date of the Retention Agreement, and, except as modified herein, the Retention Agreement shall continue in full force and effect in accordance with the terms thereof.

       IN WITNESS WHEREOF, that parties hereto have executed this Amendment as of the day and year first above written.

       DELUXE CORPORATION                              Executive


       By:  /s/ John H. LeFevre                        /s/ John A. Blanchard III
         -------------------------                     -------------------------
                John H. LeFevre                        John A. Blanchard III
       Title: General Counsel


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